Exhibit 10.2

FIRST AMENDMENT TO THE LEASE AGREEMENT (“AGREEMENT”)

BETWEEN

Running Pump Business Center, LP, “LANDLORD”

AND

LifeMD, “TENANT”

FOR A PORTION OF THE PROPERTY AT

499 Running Pump Road

Township of East Hempfield

DATED

February 20, 2024

It is mutually understood and agreed by all parties that this Agreement shall be amended as follows:

1.	In addition to the Tenant Work outlined in Article 9.2 and Exhibit “E”, Tenant shall be permitted to install a generator, concrete pad and bollards at the rear of the Leased Premises so long as Tenant agrees to remove said improvements and repair the asphalt prior to vacating the Lease Premises.

All other terms and conditions of the original Agreement shall remain in full force and effect.

/s/ Dan Bergar Jr	/s/ Daniel A. Berger
Witness	Running Pump Business Center, LP, “Landlord”

7/1/2024
Date

/s/ Brian Schreiber	/s/ Shane Biffar
Witness	LifeMD, “Tenant”

June 28, 2024
Date